Mitek Reports Record Fiscal Year 2019 with 33% Revenue Growth and 57% Increase in Non-GAAP Net Income

Appoints Donna Wells to Board of Directors

SAN DIEGO, CA, November 7, 2019 - Mitek (NASDAQ: MITK, www.miteksystems.com), a global leader in mobile capture and digital identity verification solutions, today announced its financial results for the fiscal 2019 fourth quarter and full year ended September 30, 2019.

Fiscal Fourth Quarter 2019 Financial Highlights

•Total revenue increased 19% year over year to $25.0 million in a record quarter.
•GAAP net income was $3.3 million, or $0.08 per diluted share.
•Non-GAAP net income was $8.7 million, or $0.21 per diluted share.

Fiscal 2019 Full Year Financial Highlights

•Total revenue increased by $21.0 million or 33% year over year to a record $84.6 million.
•GAAP net loss was $(0.7) million, or $(0.02) per diluted share.
•Non-GAAP net income increased 57% year over year to $17.3 million, or $0.42 per diluted share.
•Full year cash flow from operations was $14.3 million.
•Total cash and investments were $34.8 million at the end of fiscal 2019.

Commenting on the results, Max Carnecchia, CEO of Mitek, said:

“2019 was another outstanding fiscal year for Mitek and our second consecutive year with record revenues for each quarter. Our strong performance, driven by continued customer growth from both our mobile deposit and identity verification products, emphasizes the momentum in the digital economy for solutions that empower trust and convenience. Mitek is outpacing the market growth for identity verification and we are seeing a significant uplift in financial services adopting our technology to help them capture more good new customers in the onboarding process.”

Fiscal 2020 Financial Guidance

For the fiscal year ending September 30, 2020, the Company expects full year total revenue to be between $98 million and $102 million, which would represent growth of approximately 16% to 21% year over year and expects to generate a non-GAAP operating margin of approximately 20% to 22%.

New Board Member

Mitek today announced the appointment of Donna Wells to its Board of Directors. Ms. Wells built a career in Silicon Valley at some of the most forward-thinking companies in the region. She served as President, CEO and Board Director at Mindflash, as CMO for Mint.com (acquired by Intuit), and acting CMO for Intuit. Her nearly 20-year career in the financial services industry also includes executive positions with companies such as Charles Schwab and American Express. Ms. Wells has served on Mitek’s advisory board since 2017 and has a Master of Business Administration from the Stanford Graduate School of Business and a Bachelor of Science in Economics from the Wharton School at the University of Pennsylvania. Her appointment is effective as of November 4, 2019.

Conference Call Information

Mitek management will host a conference call and live webcast for analysts and investors today at 1:30 p.m. Pacific Time (4:30 p.m. Eastern Time) to discuss the Company’s financial results.

To access the live call, dial 800-367-2403 (US and Canada) or +1 334-777-6978 (International) and give the participant passcode 7870727.

A live and archived webcast of the conference call will be accessible on the “Investor Relations” section of the Company’s website at www.miteksystems.com. In addition, a phone replay will be available approximately two hours following the end of the call, and it will remain available for one week. To access the call replay dial-in information, please click here.

About Mitek

Mitek (NASDAQ: MITK) is a global leader in mobile capture and digital identity verification solutions built on the latest advancements in computer vision and machine learning. Mitek’s identity verification solutions enable an enterprise to verify a user’s identity during a digital transaction, which assists businesses operating in highly regulated markets to reduce financial risk and meet regulatory requirements while increasing revenue from digital channels. Financial services, marketplaces and other organizations around the world use Mitek to reduce friction creating the digital experiences their customers expect. Mobile Deposit® and Mobile Verify® are used by millions of consumers for check deposit, new account opening and more. The company is based in San Diego with offices in New York, London, Amsterdam, Barcelona, Paris and St Petersburg. Learn more at www.miteksystems.com. [(MITK-F)]

Notice Regarding Forward-Looking Statements

Statements contained in this news release relating to the Company’s or management’s intentions, hopes, beliefs, expectations or predictions of the future, including, but not limited to, statements relating to the Company’s long-term prospects and market opportunities are forward-looking statements. Such forward-looking statements are subject to a number of risks and uncertainties, including, but not limited to, risks related to the Company’s ability to withstand negative conditions in the global economy, a lack of demand for or market acceptance of the Company’s products, the Company’s ability to continue to develop, produce and introduce innovative new products in a timely manner or the outcome of any pending or threatened litigation and the timing of the implementation and launch of the Company’s products by the Company’s signed customers.

Additional risks and uncertainties faced by the Company are contained from time to time in the Company’s filings with the U.S. Securities and Exchange Commission (SEC), including, but not limited to, the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2018, and its quarterly reports on Form 10-Q and current reports on Form 8-K, which you may obtain for free on the SEC’s website at www.sec.gov. Collectively, these risks and uncertainties could cause the Company’s actual results to differ materially from those projected in its forward-looking statements and you are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company disclaims any intention or obligation to update, amend or clarify these forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Note Regarding Use of Non-GAAP Financial Measures

This news release contains non-GAAP financial measures for non-GAAP net income and non-GAAP net income per share that exclude stock compensation expenses, intellectual property litigation costs, insurance settlement received, acquisition-related costs and expenses, costs associated with our strategic process, executive transition costs, restructuring costs, income tax effect of pre-tax adjustments, impact of tax reform on deferred taxes, and the cash tax difference. These financial measures are not calculated in accordance with generally accepted accounting principles (GAAP) and are not based on any comprehensive set of accounting rules or principles. In evaluating the Company’s performance, management uses certain non-GAAP financial measures to supplement financial statements prepared under GAAP. Management believes these non-GAAP financial measures provide a useful measure of the Company’s operating results, a meaningful comparison with historical results and with the results of other companies, and insight into the Company’s ongoing operating performance. Further, management and the Board of Directors utilize these non-GAAP financial measures to gain a better understanding of the Company’s comparative operating performance from period-to-period and as a basis for planning and forecasting future periods. Management believes these non-GAAP financial measures, when read in conjunction with the Company’s GAAP financial statements, are useful to investors because they provide a basis for meaningful period-to-period comparisons of the Company’s ongoing operating results, including results of operations against investor and analyst financial models, which helps identify trends in the Company’s underlying business and provides a better understanding of how management plans and measures the Company’s underlying business.

MITEK SYSTEMS, INC.
CONSOLIDATED BALANCE SHEETS
(Unaudited)
(amounts in thousands except share data)

	September 30, 2019	September 30, 2018
ASSETS
Current assets:
Cash and cash equivalents	$16,748	$9,028
Short-term investments	16,502	8,448
Accounts receivable, net	14,938	16,821
Contract assets	2,350	—
Prepaid expenses	1,487	2,278
Other current assets	2,105	1,053
Total current assets	54,130	37,628
Long-term investments	1,552	—
Property and equipment, net	4,231	4,665
Goodwill and intangible assets	57,041	67,354
Deferred income tax assets	16,596	15,356
Other non-current assets	2,347	2,147
Total assets	$135,897	$127,150
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$3,555	$3,573
Accrued payroll and related taxes	6,410	7,915
Deferred revenue, current portion	5,612	4,792
Acquisition-related contingent consideration	1,036	1,849
Restructuring accrual	1,526	—
Other current liabilities	1,909	2,278
Total current liabilities	20,048	20,407
Deferred revenue, non-current portion	736	485
Deferred income tax liabilities	5,555	8,162
Other non-current liabilities	2,225	2,702
Total liabilities	28,564	31,756
Stockholders’ equity:
Preferred stock, $0.001 par value, 1,000,000 shares authorized, none issued and outstanding, as of September 30, 2019 and September 30, 2018	—	—
Common stock, $0.001 par value, 60,000,000 shares authorized, 40,367,456 and 37,961,224 issued and outstanding, as of September 30, 2019 and September 30, 2018, respectively	40	38
Additional paid-in capital	132,160	116,944
Accumulated other comprehensive loss	(4,061)	(586)
Accumulated deficit	(20,806)	(21,002)
Total stockholders’ equity	107,333	95,394
Total liabilities and stockholders’ equity	$135,897	$127,150

MITEK SYSTEMS, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018
Revenue
Software and hardware	$14,377	$14,261	$46,845	$40,698
Service and other	10,641	6,776	37,745	22,861
Total revenue	25,018	21,037	84,590	63,559
Operating costs and expenses
Cost of revenue—software and hardware	1,121	837	3,711	3,064
Cost of revenue—service and other	2,108	1,837	8,555	5,622
Selling and marketing	6,510	5,837	27,405	21,700
Research and development	4,577	4,731	19,018	15,673
General and administrative	4,118	6,538	19,861	17,067
Acquisition-related costs and expenses	2,202	2,623	7,563	8,239
Restructuring costs	(147)	—	3,067	—
Total operating costs and expenses	20,489	22,403	89,180	71,365
Operating income (loss)	4,529	(1,366)	(4,590)	(7,806)
Other income (expense), net	350	22	602	(935)
Income (loss) before income taxes	4,879	(1,344)	(3,988)	(8,741)
Income tax benefit (provision)	(1,597)	(783)	3,264	(3,066)
Net income (loss)	$3,282	$(2,127)	$(724)	$(11,807)
Net income (loss) per share—basic	$0.08	$(0.06)	$(0.02)	$(0.33)
Net income (loss) per share—diluted	$0.08	$(0.06)	$(0.02)	$(0.33)
Shares used in calculating net income (loss) per share—basic	40,252	37,858	39,341	35,811
Shares used in calculating net income (loss) per share—diluted	41,635	37,858	39,341	35,811

MITEK SYSTEMS, INC.
NON-GAAP NET INCOME RECONCILIATION
(Unaudited)
(amounts in thousands except per share data)

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2019	2018	2019	2018
Net income (loss)	$3,282	$(2,127)	$(724)	$(11,807)
Non-GAAP adjustments:
Acquisition-related costs and expenses(1)	2,202	2,623	7,563	9,491
Litigation costs	515	—	849	50
Insurance settlement received(2)	(1,000)	—	(1,000)	—
Costs associated with strategic process	—	—	1,224	—
Executive transition costs(3)	—	1,636	251	1,636
Stock compensation expense	2,346	3,023	9,637	8,950
Restructuring costs	(147)	—	3,067	—
Income tax effect of pre-tax adjustments	(879)	(2,184)	(4,851)	(6,038)
Impact of tax reform on deferred taxes	—	484	—	4,901
Cash tax difference(4)	2,426	2,262	1,264	3,819
Non-GAAP net income	8,745	5,717	17,280	11,002
Non-GAAP income per share—basic	$0.22	$0.15	$0.44	$0.31
Non-GAAP income per share—diluted	$0.21	$0.14	$0.42	$0.29
Shares used in calculating non-GAAP net income per share—basic	40,252	37,858	39,341	35,811
Shares used in calculating non-GAAP net income per share—diluted	41,635	39,693	41,259	37,780

1.Includes a $1.3 million foreign currency exchange remeasurement loss related to euros purchased for the A2iA acquisition during the twelve months ended September 30, 2018.
2.The insurance settlement received in the fourth quarter of fiscal 2019 relates to the recovery of litigation costs incurred in prior fiscal years. This amount is included in general and administrative expenses in the consolidated statements of operations.
3.Comprised of costs associated with the transition of the Company’s executive officers. Our non-GAAP financial measures exclude these transition costs as we believe that such expense is inconsistent with the normally recurring operations of our Company and the inclusion of these costs makes it difficult to make period-to-period comparisons of our operating performance.
4.The Company’s non-GAAP net income is calculated using a cash tax rate of 2% and 3% in fiscal years 2019 and 2018, respectively. The estimated cash tax rate is the estimated tax payable on the Company’s tax returns as a percentage of estimated annual non-GAAP pre-tax net income. The Company uses an estimated cash tax rate to adjust for the historical variation in the effective book tax rate associated with the reversal of valuation allowances, the utilization of research and development tax credits, and the utilization of loss carryforwards which currently have an overall effect of reducing taxes payable. The Company believes that the cash tax rate provides a more transparent view of the Company’s operating results. The Company’s effective tax rate used for the purposes of calculating GAAP net income (loss) for the three months ended September 30, 2019 and 2018 was 33% and negative 58%, respectively. The Company’s effective tax rate used for the purposes of calculating GAAP net loss for the twelve months ended September 30, 2019 and 2018 was 82% and negative 35%, respectively.
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Investor Contact:
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MKR Group, Inc.
mitk@mkr-group.com